Exhibit 99.1

[GRAPHIC]

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2003

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Healthcare Horizons, Inc.:

We have audited the accompanying consolidated balance sheet of Healthcare Horizons, Inc. (the Company) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Albuquerque, New Mexico February 27, 2004, except for note 12, which is as of July 1, 2004

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$31,174,070
Investment securities	10,541,476
Premium receivables, net of allowance for doubtful accounts of $17,649	6,085,947
Provider receivables, net of allowance for doubtful accounts of $585,988	1,125,428
Reinsurance claims receivable	735,374
Other receivables	875,518
Prepaid expenses	960,738
Deferred tax asset (note 8)	205,900
Other	58,640

Total current assets	51,763,091

Other assets:
Investment securities, restricted (note 3)	7,127,029
Property, plant, and equipment, at cost, net of accumulated depreciation and amortization of $3,684,986 (notes 4 and 6)	1,540,748
Goodwill, net	7,320,691
Deferred tax asset (note 8)	347,140

Total other assets	16,335,608

Total assets	$68,098,699

Liabilities and Shareholders’ Equity
Current liabilities:
Healthcare services payable (note 5)	$28,161,000
Accrued claim adjustment expenses	666,000
Premium tax payable	4,176,796
Provider incentives payable	1,893,455
Accrued expenses	1,791,764
Accounts payable	184,997
Current installments of long-term debt (note 6)	2,188,811
Current capital leases payable (note 6)	145,657
Income taxes payable (note 8)	2,461,688
Accrued compensation	1,606,435
Unearned premiums	772,718

Total current liabilities	44,049,321
Long-term debt, excluding current installments (note 6)	4,729,595
Long-term capital leases payable, excluding current portion (note 6)	591,715
Deferred tax liability (note 8)	372,750

Total liabilities	49,743,381

Shareholders’ equity (note 11):
Common stock, voting, $0.01 par value. Authorized 5,000,000 shares; issued and outstanding 374,157 shares (note 9)	3,742
Additional paid-in capital	4,734,186
Retained earnings	13,617,390

Total shareholders’ equity	18,355,318
Commitments and contingencies (notes 3, 6, and 10)

Total liabilities and shareholders’ equity	$68,098,699

See accompanying notes to consolidated financial statements.

2

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Consolidated Statement of Operations

Year ended December 31, 2003

Operating revenue:
Premiums earned	$342,603,272
Third-party administration revenue	1,612,266
Commissions and other operating revenue	372,375

Total operating revenue	344,587,913

Operating expenses:
Healthcare services and claims (note 5)	296,584,350
Salaries and benefits	17,572,309
General and administrative	21,236,697
Depreciation	637,923

Total operating expenses	336,031,279

Operating income	8,556,634

Other income (expense):
Interest expense	(549,061)
Interest income	451,530

Total other income (expense)	(97,531)

Income before income taxes	8,459,103
Income tax expense (note 8)	3,099,000

Net income	$5,360,103

See accompanying notes to consolidated financial statements.

3

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Consolidated Statement of Changes in Shareholders’ Equity

Year ended December 31, 2003

	Common stock		Additional paid-in capital	Retained earnings	Total equity
	Shares	Amount
Balance at December 31, 2002	369,539	3,695	4,566,593	8,257,287	12,827,575
Redemption of stock	(1,132)	(11)	(19,799)	—	(19,810)
Issuance of stock	5,750	58	187,392	—	187,450
Net income	—	—	—	5,360,103	5,360,103

Balance at December 31, 2003	374,157	$3,742	4,734,186	13,617,390	18,355,318

See accompanying notes to consolidated financial statements.

4

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2003

Cash flows from operating activities:
Net income	$5,360,103

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	637,923
Deferred taxes	386,000
Provision for uncollectible accounts	67,279
Change in assets and liabilities:
Premium receivables	(662,221)
Provider receivables	(428,225)
Reinsurance receivables	(533,497)
Other receivables	(307,996)
Prepaid expenses and other assets	(325,912)
Healthcare services payable and accrued claim adjustment expenses	(7,033,000)
Provider incentives payable	905,455
Accounts payable, accrued expenses, and premium tax payable	3,381,944
Income taxes payable	1,138,000
Other liabilities	(826,477)

Total adjustments	(3,600,727)

Net cash provided by operating activities	1,759,376

Cash flows from investing activities:
Purchase of restricted investments	(375,050)
Purchase of property, plant, and equipment	(772,742)
Proceeds from sale of property, plant, and equipment	92,579

Net cash used in investing activities	(1,055,213)

Cash flows from financing activities:
Repayment of long-term debt and capital lease obligations	(2,417,743)
Redemption of common stock	(19,810)
Proceeds from issuance of common stock	187,450

Net cash used in financing activities	(2,250,103)

Net decrease in cash and cash equivalents	(1,545,940)
Cash and cash equivalents, beginning of the year	32,720,010

Cash and cash equivalents, end of the year	$31,174,070

Supplemental cash flow information:
Cash paid for interest	$549,061
Cash paid for taxes	1,575,000
Noncash financing activities–property, plant, and equipment acquired under capital leases	795,716

See accompanying notes to consolidated financial statements.

5

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization

The consolidated financial statements include all companies of which Healthcare Horizons, Inc. (the Company or HCH) directly or indirectly has majority ownership or otherwise controls. Significant intercompany accounts and transactions have been eliminated. The Company’s consolidated financial statements include the accounts of its wholly owned subsidiaries, HCH Administration (HCHA), and Cimarron Health Plan (CHP). HCH provides services to managed healthcare organizations for the development, operation, and management of healthcare delivery systems. HCHA provides third-party administration (TPA) services for both the self-insured and fully insured markets.

CHP is a licensed health maintenance organization (HMO) in New Mexico.

(b)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(c)	Investment Securities

Investment securities as of December 31, 2003 consist of a $300,000 U.S. Treasury note and various certificates of deposits totaling $17,368,505. The Company classifies its investments securities as held-to-maturity, based on its ability and intent to hold the securities until maturity. These securities are recorded at cost, which approximate their fair values at December 31, 2003.

Investment securities that are unrestricted and have remaining maturities of less than one year are classified as current assets in the accompanying balance sheets. Investment securities that are restricted or have remaining maturities greater than one year are included in the other assets section of the accompanying balance sheets. All investment securities at December 31, 2003 have remaining maturities of less than one year. The U.S. Treasury note matures in February 2004 and is restricted (see note 3). Interest income on investment securities is recorded when earned.

(d)	Revenue Recognition

Premiums are recognized in the month that members are entitled to healthcare services. Premiums collected in advance are recorded as unearned premiums.

Coordination of benefits and subrogation are recognized in the period such amounts are determined to be recoverable from other healthcare providers.

Revenue related to third-party administration activity is recognized on the accrual basis as services are performed.

(e)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, with the exception

6	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

of leasehold improvements, which are depreciated over the lesser of the useful life of the improvement or the expected term of the related lease. Equipment and furniture are depreciated over three to four years, software is depreciated over two years, and leasehold improvements are depreciated over five years. Repairs and maintenance of property, plant, and equipment are charged to expenses as incurred.

(f)	Impairment of Long-Lived Assets

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(g)	Goodwill

Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

(h)	Medical Claims Payable and Healthcare Services Expense

Except for capitation contracts as discussed below, medical claims payable and healthcare services expense are based upon the accumulation of cost estimates for unpaid claims reported prior to the close of the accounting period, together with a provision for the current estimates of the probable cost of claims that have been incurred but have not yet been reported. Such estimates are based on many variables, including estimates of unreported claims using historical and statistical information and other factors. The methods for making such estimates and for establishing the resulting reserves are continually reviewed and updated, and any adjustments resulting therefrom are reflected in current operations. Estimates of reserves are subject to the impact of changes in the regulatory environment, economic conditions, and other factors. Given the inherent variability of such estimates, actual liabilities could differ from the amounts provided. While the ultimate amount of claims and the related expenses paid are dependent on actual claims incurred, management is of the opinion that the reserves for claims are adequate to cover such claims and expenses.

7	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

CHP contracts with healthcare providers on a fee-for-service or capitated basis to obtain access to healthcare services for its members. As an incentive to contain healthcare services expenses, a retention of up to 15% of payments is withheld from certain fee-for-services providers. Providers bear the risk that amounts withheld will not be returned if costs exceed contracted levels. Depending on actual cost experience, provider groups are eligible to earn incentive payments in addition to the return of amounts withheld if utilization is below contracted levels.

Healthcare expenses are accrued in the period during which services are provided and are based, in part, on estimates of accrued services incurred but not yet reported by providers to CHP.

(i)	Reinsurance

CHP has entered into agreements with an insurance company to provide reinsurance for its members. Coverage under these agreements are generally between 80% and 90% of excess eligible healthcare services with an annual deductible of $250,000 per member. This agreement provides coverage up to $2,000,000 per member per year with a maximum lifetime limit of $5,000,000 per member. This agreement expires June 30, 2004.

Premiums paid to the reinsurer during 2003 were $2,064,102 and are netted against premiums in the accompanying consolidated statements of operations. Recoveries for covered charges during 2003 were $1,656,215 and are netted against health services and claims in the accompanying consolidated statements of operations.

Failure of reinsurers to honor their obligations could result in losses to the Company, as reinsurance arrangements do not relieve the Company from its obligations to providers. The Company evaluates the financial condition of its reinsurer to minimize its exposure to losses from reinsurer insolvency. Management believes that its reinsurer is financially sound and will be able to meet its contractual obligations; therefore, no allowance for uncollectible amounts have been included in the accompanying consolidated financial statements.

(j)	Assessments and Premium Tax

CHP is a member of the New Mexico Medical Insurance Pool (NMMIP) and the New Mexico Health Insurance Alliance (NMHIA), which are risk pools for individuals who are unable to obtain health insurance on a voluntary basis. Pool members share in operating results of the pools proportionate to their share of health insurance premiums written. CHP expenses risk pool assessments in the year the related premiums are recorded and accrues for anticipated assessments based on historical experience.

The State of New Mexico assesses a tax of 3% on gross premium revenue. Under the premium tax regulations, a credit of 30% of the NMMIP assessment and a credit of 50% of the NMHIA assessment is applied against the total premium tax otherwise due. The Company accrues premium tax offsets as an asset upon accrual of the underlying premium tax liability. Premium tax offsets of approximately $710,000 as of December 31, 2003 are netted against premium tax payable in the accompanying balance sheets.

8	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

(k)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

CHP is subject to federal income tax and pays premium tax under regulation and, therefore, is exempt from New Mexico State income tax.

(l)	Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to approximately $1,165,000 during 2003 and are included in general and administrative expenses in the accompanying consolidated statements of operations.

(m)	Stock-Based Compensation

On January 1, 2003, the Company adopted SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, which amended the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation. The Company applies the intrinsic value-based method of accounting for stock options prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its fixed plan stock options. Under this method compensation expense would be recorded on the date of grant only if the fair value of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123.

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

Net income, as reported	$5,360,103
Fair value of options	(7,376)

Net income, pro forma	$5,352,727

9	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

The per share weighted-average fair value of stock options, granted in 2001 at a price equal to the market value of the underlying common stock on the grant date, was $2.69. The fair value was estimated using the Black-Scholes pricing model with the following weighted average assumptions:

Expected life (years)	3.58
Risk free interest rate	4.66%
Dividend yield	—
Volatility	—

(n)	Financial Instruments

The Company’s financial instruments are cash and cash equivalents, receivables, accounts payable, and debt and leases payable. Because of their nature, the carrying amounts of the Company’s financial instruments approximate their fair values.

(o)	Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment; goodwill; valuation allowances for receivables and deferred income tax assets; healthcare services payable; accrued claims adjustment expenses; and provider incentives payable. Actual results could differ from those estimates.

(2)	Business and Credit Concentrations

The Company has three lines of business – Medicaid managed care, commercial managed care and third party administration of self-funded health insurance plans. The Company’s insurance business operates solely within the State of New Mexico.

The Medicaid business is conducted under a single contract with the Human Services Department of the State of New Mexico. The contract is based on the June 30 fiscal year of the State of New Mexico, and is subject to a request for proposal process every four years, and rate and benefit negotiations every one or two years. The next request for proposal is effective for fiscal year beginning July 1, 2005, and the next rate and benefit negotiation is effective for fiscal year beginning July 1, 2004. This contract accounts for approximately two-thirds of the Company’s revenues and can be canceled on 60 days notice. The associated healthcare premiums from the State of New Mexico for the year ended December 31, 2003 were approximately $230,811,000. The Company serves approximately 25% of the eligible membership in the State’s Medicaid program. The membership is in all counties of the State.

10	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

The commercial business accounts for slightly less than one-third of the Company’s revenues and consists of contracts with approximately 700 groups, all within New Mexico.

The third-party administration business provides less than 1% of the Company’s revenue.

(3)	Statutory and Contractual Reserves

As a condition of licensure with the State of New Mexico, CHP is required to maintain minimum levels of net worth (as defined) and have on deposit in segregated accounts a minimum of $300,000. As of December 31, 2003 this requirement was met through an investment in a U.S. Treasury note for $300,000, and an investment in a certificate of deposit for $100,000. The restricted assets can only be used at the direction of the Superintendent of Insurance of the State of New Mexico.

Pursuant to provisions of the Company’s Medicaid contract with the State of New Mexico, CHP is required to have on deposit, in a segregated account, an amount equal to 3% of cash premiums received in the first year of the contract. The required deposits at December 31, 2003 of approximately $6.7 million, exceed the minimum requirements.

Interest earned on these assets is not restricted.

(4)	Property, Plant, and Equipment

Property, plant, and equipment at December 31, 2003 are summarized as follows:

Equipment and furniture	$4,944,437
Leasehold improvements	281,297

5,225,734
Less accumulated depreciation and amortization	(3,684,986)

Total	$1,540,748

11	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

(5)	Healthcare Services Payable

Activity in the liability for healthcare services payable for 2003 is summarized as follows:

Balance at beginning of year	$34,991,000

Incurred related to:
Current year	298,131,583
Prior year	(1,547,233)

296,584,350

Paid related to:
Current year	(269,970,583)
Prior year	(33,443,767)

(303,414,350)

Balance at end of year	$28,161,000

The provision for prior year’s healthcare services payable decreased by $1,547,233 because of differences between actual developments and actuarial estimates.

12	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

(6)	Long-Term Debt and Capital Lease Obligations

Long-term debt and capital lease obligations consisted of the following at December 31, 2003:

Note payable by HCH to First State Bank, matures on January 5, 2009; due in monthly installments of $105, 992; including interest at prime less 0.5% (3.5% at December 31,2003); secured by shares of CHP common stock and equipment	$5,815,270
Note payable by HCH to First State Bank, matures on October 1, 2004; due in monthly installments of $118, 698, including interest at prime (4% at December 31, 2003); secured by shares of CHP common stock and equipment	1,103,136

Total long term debt	6,918,406
Less current installments	2,188,811

Total long-term debt, excluding current installments	$4,729,595

Capital lease obligations, imputed interest rate of 5.7% payable in monthly installments of $15,346 through June 2005, secured by leased equipment	$737,372
Less current installments	145,657

Total capital lease obligations, excluding current installments	$591,715

Future maturities of long-term debt and capital lease obligations under borrowings in place at December 31, 2003 are as follows:

	Long-term debt	Capital lease obligations
Year ending December 31:
2004	$2,696,280	199,498
2005	1,271,905	184,152
2006	1,271,905	184,152
2007	1,271,905	184,152
2008	1,258,678	92,076

	7,770,673	844,030
Portion of obligations representing interest	(852,267)	(106,658)

	$6,918,406	737,372

13	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

The Company has a revolving bank line of credit with a credit limit of $3,000,000 at December 31, 2003. Interest on the line of credit is at the prime rate as quoted in the money section of the Wall Street Journal less 0.5% and is payable monthly. The line of credit expires on April 5, 2004. As of December 31, 2003, no amounts have been drawn on the line of credit.

The Company’s debt agreements contain the following significant restrictions: a) current ratio of not less than 1.1 to 1 (current assets are defined in the debt agreement to included restricted investments), b) debt to worth ratio of less than 2.0 to 1, c) quarterly earnings before income taxes, interest, depreciation and amortization of not less than $1 million, d) written approval for all capital acquisitions more than $500,000 in the aggregate, e) cash and cash equivalents (defined in the debt agreement to include restricted investments) that are equal to or exceed the healthcare services payable, and f) statutory net worth of not less than 105% of the minimum mandated by the insurance division of the State of New Mexico.

In 2003 the Company made capital expenditures in connection with its move to a new home office that were in excess of the amounts allowed under covenants in its note agreements with First State Bank. The Company sought and obtained a waiver of this covenant violation, which does not expire. However, the Company will be subject to the same capital expenditure limitation in future years. The Company is in compliance with all other significant restrictions.

The gross amount of equipment and related accumulated amortization recorded under capital leases at December 31, 2003, were as follows:

Equipment	$795,716
Less accumulated depreciation	128,216

$667,500

Amortization of assets held under capital leases is included in depreciation expense.

(7)	Employee Benefit Plans

HCH sponsors a 401(k) plan with an employee stock ownership plan feature for Company employees. Employees who have completed one year of service and have attained the age of 21 are eligible to participate in the plan. Employees may elect to contribute a percentage of their salary to the plan up to the maximum percentage allowable by taxing authorities. HCH matches the employee’s contribution up to 3% of their salary. HCH may also make discretionary contributions to the plan. Vesting of the Company’s contributions occurs on a graduated basis and is completed after six years. HCH’s expense for matching contributions related to this plan was $266,238 during 2003. Upon termination of employment from the Company, participants may put their shares back to the Company based on the price established by the most recent valuation. At December 31, 2003, the Company’s obligation pursuant to the put option on shares owned in the plan was $305,378 based on a $166.60 per share price.

14	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

(8)	Income Taxes

The Company is incorporated in the United States and is subject to U.S. federal and state income taxes. Income tax expense is computed using the applicable tax rates in each jurisdiction.

Income tax expense for 2003 is as follows:

Current:
U.S. federal	$2,406,000
State	307,000

2,713,000

Deferred:
U.S. federal	354,000
State	32,000

386,000

Total	$3,099,000

The provision for income taxes at the Company’s effective tax rate differed from the provision for income taxes at the statutory tax rate for 2003 as follows:

Computed tax expense at the expected statutory rate of 34%	$2,876,095
State taxes, net of federal effect	220,292
Meals and entertainment	2,613

Total income tax expense	$3,099,000

15	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

Deferred income tax assets (liabilities) at December 31, 2003 are as follows:

Deferred tax assets:
Net operating loss	$347,140
Bad debts	6,120
Allowance for uncollectible provider recoveries	199,780

Total deferred tax assets	553,040

Deferred tax liabilities:
Goodwill	(330,375)
Depreciation	(42,375)

Total deferred tax liabilities	(372,750)

Net deferred tax assets	$180,290

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income of approximately $1.02 million prior to the expiration of the net operating loss carryforward in 2009. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

(9)	Shareholders’ Equity

The Company has a qualified stock option plan under which options have been granted. The Company has also granted options outside of the plan to employees and certain nonemployees.

Information concerning the Company’s stock options is as follows:

Option exercise price	$12.50	$17.50	Total
Outstanding at December 31, 2002	6,000	34,287	40,287
Exercised	(5,000)	—	(5,000)
Canceled	(1,000)	—	(1,000)

Outstanding at December 31, 2003	—	34,287	34,287

At December 31, 2003, all $12.50 options had been exercised or had expired. Approximately 27,144 of the $17.50 options were exercisable at December 31, 2003. All the $17.50 options will expire in February 2005 and 2006 if not exercised.

16	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

(10)	Commitments and Contingencies

Commitments

The Company is obligated under several noncancelable operating leases, primarily for office space and computer equipment.

Rental expense for operating leases was approximately $1,632,000 in 2003. Future minimum lease payments under noncancelable operating leases follow:

Year ending December 31:
2004	$1,618,165
2005	1,590,905
2006	1,588,762
2007	1,587,696
2008	1,587,696
Thereafter	793,848

$8,767,072

During 2001, the Company modified an agreement with the University of New Mexico Hospital (UNMH) under which it provides certain administrative services. In connection with the modification, UNMH prepaid annual contract fees of $450,000 to the Company and deferred a scheduled fee increase beyond its normally expected effective date. In consideration of the foregoing, the Company agreed to pay a sum (the Change Payment) to UNMH in the event of a change in control of the Company, a sale of all or substantially all of its assets or the assets of CHP, or a merger into another entity where the Company is not the survivor (a Corporate Transaction) before June 27, 2007. The Change Payment would be equal to $1,800,000 in the event of a change in control, or 7%, of the fair market value of consideration received by HCH or its shareholders, not less than $1,200,000 and not to exceed $5,000,000, in the event of a Corporate Transaction. This agreement may be nullified by the payment to UNMH of $1,800,000 fifteen months or more prior to a Change Payment event. No amounts have been recorded in the consolidated financial statements for this contingent liability.

Contingencies

The Company is subject to pending and threatened legal actions arising in the normal course of business. The Company has been named in a lawsuit certified as a class action by a group of pharmacies claiming that the pharmacies are entitled under New Mexico law to reimbursement rates in excess of those paid by the Company’s contracted pharmacy benefit managers. The amounts claimed are significant. Though it is reasonably possible that the Company may eventually be determined to be liable for some amount of redress of the plaintiff’s claims, the Company contends, based on consultation with legal counsel, that it is not liable for such reimbursement. The Company has not contracted directly with the plaintiffs as it

17	(Continued)

HEALTHCARE HORIZONS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003

contracts with pharmacy benefit managers who in turn contract with the pharmacies. The Company is vigorously contesting these claims and is currently unable to estimate the amount of future liability, if any.

The Company is involved in other claims in the ordinary course of its business, none of which, in the opinion of management, is material either individually or in the aggregate.

(11)	Minimum Net Worth and Risk-Based Capital

At December 31, 2003, the preliminary statutory filing with the State of New Mexico indicated that CHP was required to maintain a net worth as defined of approximately $16,132,000 and was in compliance with the State of New Mexico’s insurance statutes’ minimum net worth requirement. Currently, the New Mexico insurance statutes require compliance with a defined minimum net worth and do not require compliance with the risk-based capital (RBC) standards established by the National Association of Insurance Commissioners. The RBC calculation serves as a benchmark for the regulation of insurance companies by state regulators. RBC provides for surplus formulas similar to target surplus formulas used by commercial rating agencies. The formulas specify various weighting factors that are financial balances or various levels of activity based on the perceived degree of risk and are set forth in the RBC requirements.

Without prior approval of its domiciliary superintendent, dividends from CHP to the Company are limited by the laws of the State of New Mexico in an amount that is based on restrictions relating to statutory surplus. No dividends were paid by CHP to the Company in 2003.

(12)	Subsequent Events

On February 23, 2004, the Company announced that it had entered into an agreement and plan of merger with Molina Healthcare, Inc. (MHI) of Long Beach, California in which MHI would acquire all of the outstanding common stock of the Company in a cash transaction. That transaction closed on July, 1, 2004. The acquisition was effected in accordance with the Agreement and Plan of Merger dated as of February 23, 2004, by and among the Company, Molina Healthcare, Inc., a Delaware corporation, Molina NM Acquisition Corp., a Delaware corporation, and the Company’s principal shareholders. Under the terms of the merger agreement, Molina NM Acquisition Corp. merged into Health Care Horizons, with Health Care Horizons as the surviving corporation.

The consideration for the merger was approximately $69 million, subject to adjustments. At the close of the acquisition, MHI extinguished $5.8 million of Health Care Horizon Bank debt. As of the effective time of the merger, each share of the Company’s common stock was converted into the right to receive in cash the merger consideration (as defined in the merger agreement), divided by the number of shares of the Company’s common stock outstanding as of the closing. All of the outstanding common stock of Molina NM Acquisition Corp. was converted into 100 shares of Health Care Horizons common stock. Effective as of August 1, 2004, CHP changed its name to Molina Healthcare of New Mexico, Inc.

Upon closing of the transaction, the contingent liability described in note 10 became due and payable. The liability was extinguished by the payment of $4.2 million by the shareholders of the Company (the Shareholders) from the proceeds received upon the sale of the Company.

On May 12, 2004, the Company and MHI announced that they had reached a definitive agreement to transfer the Company’s commercial membership to Lovelace Sandia Health System, Inc. (Lovelace) following the consummation of the purchase of the Company by MHI. Effective August 1, 2004, the Company transferred its commercial membership to Lovelace in accordance with the terms of the agreement, receiving approximately $13.977 million in cash. MHI also incurred $265,000 in direct transaction costs. The Company will receive additional cash proceeds for each member who transferred to Lovelace between May 3, 2004 and July 31, 2004. In connection with the transfer of Federal employees to buyer under the Federal Employee Health Benefits Program Contract, the Company could receive additional consideration up to $2.325 million should the United States Office of Personnel Management (OPM) consent to the Divestiture Transaction prior to October 31, 2004. If such consent is obtained after October 31, 2004, the Company will receive no compensation.

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